POWER OF ATTORNEY

         WHEREAS, ACTIVA MUTUAL FUND TRUST (herein referred to as the Trust), files with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, and of the Investment Company Act of 1940, as amended, its Registration Statement relating to the sale of shares of Beneficial Interest ("Common Stock") of Activa Money Market Fund, Activa Intermediate Bond Fund, Activa Value Fund, Activa Growth Fund and Active International Fund, Series of the Trust; and

         WHEREAS, each of the undersigned holds the office or offices in the Trust herein below set opposite his name, respectively;

         WHEREAS, THEREFORE, each of the undersigned hereby constitutes and appoints JAMES J. ROSLONIEC, individually, his attorney, with full power of substitution and with full power to act for him and in his name, place, and stead to sign his name, in the capacity or capacities set forth below, to the Registration Statement, relating to the sale of shares of Common Stock in the Funds, and to any and all amendments to such Registration Statement, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 11th day of June, 1999.


         Richard A. DeWitt, Trustee                  /s/ Richard A. DeWitt


         Donald H. Johnson, Trustee                  /s/ Donald H. Johnson


         Walter T. Jones, Trustee                    /s/ Walter T. Jones


         Richard E. Wayman, Trustee                  /s/ Richard E. Wayman


STATE OF MICHIGAN}
                              }SS
COUNTRY OF KENT   }

   I, Patricia S. Grooters, a Notary Public in and for the County and State aforesaid, do hereby certify that the above-named Trustees, RICHARD A. DE WITT, DONALD H. JOHNSON, and WALTER T. JONES, and RICHARD E. WAYMAN of AMWAY MUTUAL FUND TRUST, known to me and to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he executed the same instrument as his free and voluntary act and deed, for the uses and purposes therein set forth.

   IN WITNESS WHEREOF, I have hereto set my hand and notarial seal this 11th day of June, 1999.


                                            /s/ Patricia S. Grooters
                                            Patricia S. Grooters

                     CERTIFIED COPY OF CORPORATE RESOLUTION


         I, Allan D. Engel, Secretary of Activa Mutual Fund Trust, a Delaware business trust, having its principal place of business at 2905 Lucerne SE, Grand Rapids, Michigan 49546, hereby certify that the following is an extract from the minutes of a regular meeting of the Board of Trustees of said Trust held on June 11, 1999:

                        REGISTRATION STATEMENT AMENDMENT

   Mr. Engel reviewed with members of the Board of Trustees the fact that the Fund's Post-Effective Amendment would be filed during June 1999 and the filing would be made pursuant to Rule 485 of the Securities Act of 1933. Also, Mr. Engel indicated that the filing would be made utilizing the Power of Attorney granted by the outside Trustees to James J. Rosloniec, President.

   Following discussion by the Board, upon a motion by Mr. Johnson, seconded by Mr. Jones, unanimously adopted the following resolutions:

   RESOLVED: That the Board of Trustees hereby approve for filing the Fund's Post-Effective Amendment No. 47, pursuant to Rule 485 of the Securities Act of 1933;

   FURTHER RESOLVED: That the Power of Attorney executed by the disinterested Trustees of the Fund, dated June 11, 1999 is hereby approved for use in conjunction with the Post-Effective Amendment No. 47; and

   FURTHER RESOLVED: That the Officers are hereby authorized to make all appropriate filings with the Securities and Exchange Commission and State Regulatory Authorities.


   I further certify that the foregoing resolutions are still in full force and effect.

       Dated this 16th day of June 1999.



                                            /s/ Allan D. Engel
                                            Allan D. Engel
                                            Secretary of Amway Mutual Fund Trust

                          ACTIVA ASSET MANAGEMENT, LLC
                                2905 Lucerne SE
                          Grand Rapids Michigan 49546







August 17, 1999


Securities & Exchange Commission
450 Fifth Street, NW
Washington DC 20549


Ladies and Gentlemen:

The Activa Mutual Fund Registration Statement, Post Effective Amendment #48 is being filed pursuant to Rule 485(b). Changes reflect comments received from the Securities & Exchange Commission, updated performance and other immaterial changes. Also, pursuant to Rule 485, attached is the attorney letter from outside legal counsel.

If you have any questions concerning the registration, please let me know.


Sincerely

Allan D. Engel
President


Enclosures

                                 JOHN DOUGHERTY
                                ATTORNEY AT LAW


                                                            SUITE 900
                                                  1195 CONNECTICUT AVENUE, N.W.
                                                      WASHINGTON, D.C. 20036
                                                         PHONE (202) 364-4443
                                                          FAX (202) 966-9155


                                                            August 16, 1999

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


               Re:   Activa Mutual Fund Trust
                     Activa Money Market Fund
                     Activa Intermediate Bond Fund
                     Activa Value Funddd
                     Activa Growth Fund
                     Activa International Fund
                     File No. 2-39663
                     Post-Effective Amendment No. 48

Dear Sir or Madame:

      I serve as a special counsel to the above-referenced Trust and Funds in connection with certain matters which arise from time to time under the federal securities laws. In that capacity, I have reviewed a draft of the amendment to the Fund's Registration Statement on Form N-1A which accompanies this letter ("Amendment"). The Amendment was finalized by the Trust and the Funds, which have represented to me that no significant changes have been made between the version which I have reviewed and the version being filed electronically with the Commission.
      The Trust and the Funds have advised me that the Amendment is being filed for one or more of the purposes specified in Rule 485(b), and to make certain changes in the disclosures contained in the Fund's most recent post-effective amendment in response to Staff comments. We understand that it is the Staff's position that changes made in response to Staff comments on a fund's most recent post-effective amendment may be incorporateddd in a filing pursuant to Rule 485(b). Based upon the foregoing, I can represent that to the best of my knowledge the Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

                                                  Very truly yours,
                                                  /s/ John Dougherty
                                                  John Dougherty